GENERAL SIGNAL CORPORATION

                          1981 STOCK OPTION PLAN*

1.   Purpose

          The purpose of this Plan is to offer as an additional incentive to the officers and other key employees most responsible for the growth and success of General Signal Corporation (the "Corporation") the opportunity to increase their proprietary interest in the Corporation under conditions which will encourage their continued employment in the service of the Corporation.

2.   Administration

          This Plan shall be administered by a Committee of not less than three (3) members appointed annually by the Board of Directors. The Committee, which may but need not be the Compensation Committee, shall be composed of members of the Board of Directors who are not eligible to receive options under this Plan. The Committee shall act by a majority vote or by a written statement signed by a majority of the members. Subject to the express provisions of this Plan, the Committee shall determine the individuals to whom, and the time or times at which options shall be granted, the number of shares to be subject to each option, the period of each option and other terms and conditions thereof.

3.   Stock Subject to Plan

          The shares to be issued upon exercise of options granted under this Plan shall be made available, at the discretion of the Board of Directors, either from the authorized but unissued shares of Common Stock of the Corporation or from shares of Common Stock reacquired by the Corporation, including shares purchased in the open market.

          Subject to the provisions of the next succeeding paragraph of this
Section 3, the aggregate number of shares of Common Stock for which options may be granted under this Plan shall not exceed 1,600,000 shares.

          If, prior to the termination of this Plan, an option granted under this Plan shall expire, be cancelled or terminate for any reason without having been exercised in full, the unpurchased shares shall again become available for option under this Plan, except as otherwise provided in paragraph 7. In the event that the number of outstanding shares of Common Stock of the Corporation shall be changed by reason of split-ups or combinations of shares or recapitalization or by reason of stock dividends, the number of shares for which options may thereafter be granted under this Plan, the number of shares then subject to options theretofore granted under this Plan and the price per share payable upon exercise of such options, shall be appropriately adjusted as determined by the Board of Directors so as to reflect such change. Options may also contain provisions for their continuation or for other equitable adjustments after changes in shares of Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

4.   Eligibility and Participation

          Options may be granted only to officers and other key employees of the Corporation and of its subsidiaries, present and future. A director of the Corporation or of a subsidiary who is not also an officer or other key employee of the Corporation or of one of its subsidiaries, will not be eligible.

5.   Option Prices

          The purchase price of the Common Stock under each option shall be not less than 100% of the fair market value of the stock on the date the option is granted. The purchase price is to be paid in full upon the exercise of the option, and payment shall be made in cash, or by check, bank draft or money order payable to the order of the Corporation, or, with the approval of the Committee, by delivering shares of Common Stock of the Corporation of equivalent fair market value on the date the option is exercised. Fair market value shall be the closing price on the New York Stock Exchange or, in the event that no sale shall have taken place, the mean between the closing bid and asked prices.

          If the Committee grants any incentive stock options, within the meaning of Section 422A of the Internal Revenue Code, the aggregate fair market value, determined as of the time such option is granted, of the shares for which such options may be granted to any one employee in any calendar year (under this Plan and any other plan which is maintained by the Corporation or its subsidiaries and which provides for the granting of such options) shall not exceed $100,000 plus any unused limit carryover to such year, as determined under Section 422A of the Internal Revenue Code.

6.   Form of Option

          Options granted pursuant to this Plan shall be evidenced by Stock Option Agreements in such form as the Committee shall from time to time adopt. Options may, but need not, be subject to such terms and conditions as will qualify their holders for special Federal income tax treatment pursuant to any provision of the Internal Revenue Code of 1954 as may be enacted from time to time. Each option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the Stock Option Agreement with respect to such option; provided, however, that no option shall be exercised earlier than one year or later than ten years and one day from the date of grant of the option. In any event, all options granted hereunder shall terminate and expire upon the first to occur of the following events:

          (a) the termination date specified in the option agreement; (b) the expiration of three (3) months from the date an optionee ceases to be employed by the Corporation or its subsidiaries other than by reason of death or retirement; provided, however, the Committee may permit an additional period of up to five years to exercise an option from the date an optionee ceases to be employed involuntarily by the Corporation or its subsidiaries by reason of the sale or other disposition of a subsidiary or a division; (c) the expiration of five (5) years from the date an optionee ceases to be employed by the Corporation or its subsidiaries by reason of retirement in accordance with the terms of a pension plan maintained by the Corporation or a subsidiary, or the expiration of one year from such retiree's death, whichever is later; and (d) the expiration of one (1) year from the date of an optionee's death if his death occurs at a time when the optionee is in the employ of the Corporation or a subsidiary.

          After termination of employment for any reason, an Optionee, or his legal representative, may exercise, subject to the above time limitations, only that portion of his option which he has a right to exercise on such date of termination unless the Stock Option Agreement specifically allows a greater portion of the option to continue to become exercisable within such time limitations.

7.   Compensation in Lieu of Exercise

          Upon written application of an optionee, the Corporation may, with the approval of the Committee, substitute for the exercise of an option, compensation to the optionee not in excess of the difference between the option price and the fair market value, determined in accordance with Section 5 of this Plan, of the shares covered by such written application as of the date thereof. Such compensation may be in cash or shares of Common Stock of equivalent fair market value, or both, as the Committee may determine. In the event compensation is substituted pursuant to this paragraph 7 for the exercise, in whole or in part, of an option, the option shall be reduced by the option shares for which such compensation is substituted and such shares shall not again be available for option under this Plan. Notwithstanding anything to the contrary contained herein, for the purpose of determining the difference between the option price and the fair market value to optionees who are subject to the provisions of Section 16b of the Securities Exchange Act of 1934, and who request such substitution during "window periods" specified by Rule 16b-3 promulgated thereunder, the Committee may determine that there be a single fair market value for the Corporation's common stock for each such "window period", being the average closing market value for the Corporation's common stock during such "window period".



8.   Non-Transferability of Option

          No option granted under this Plan shall be transferable otherwise than by Will or the laws of descent and distribution and an option may be exercised during the lifetime of the holder thereof, only by him.

9.   Effective Period of Plan

          This Plan shall become effective upon the date of its approval by the stockholders of the Corporation. Unless earlier terminated by the Board of Directors, this Plan shall terminate April 18, 1986, but such termination shall not affect options issued prior thereto.

10.  Amendment of Plan

          The Board of Directors of the Corporation may from time to time make such amendments of this Plan as it shall deem advisable; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of all outstanding shares of the Corporation entitled to vote thereon, increase the maximum number of shares as to which options may be granted under this Plan (except as otherwise provided in Section 3), permit the granting of options at less than 100% of fair market value at time of grant, or change the class of employees eligible to receive options under this Plan. No amendment of this Plan may, without the consent of the holder of an existing option, adversely affect his rights thereunder.


* As Amended and Restated - July 7, 1993